Exhibit 99.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (the “First Amendment”) to the Employment Agreement is effective the ___ day of September, 2013 (the “First Amendment Effective Date”), by and between MICROS SYSTEMS, INC., a Maryland corporation, with offices located at 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the "Company"), and PETER ALTABEF, whose address is 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the “Executive”).

WHEREAS, the Executive and the Company entered into an Employment Agreement dated November 30, 2012 (the agreement hereinafter referred to as the “Agreement”); and

WHEREAS, the Executive and the Company would like to amend the Agreement as provided in this First Amendment.

NOW, THEREFORE, the Company and the Executive, for good and valuable consideration, and pursuant to the terms, conditions, and covenants contained herein, hereby agree as follows:

1.	Section 3 of the Agreement, captioned “Term”, is deleted in its entirety, and the following inserted in lieu thereof:

Term. The term of this Agreement shall commence upon January 2, 2013, and shall expire on June 30, 2015.  Notwithstanding the foregoing, the term of this Agreement shall be automatically renewed on January 1 of each year for successive 36-month renewal terms thereafter, unless prior written notice is given by either party to the other party, pursuant to which a party states that it elects not to renew automatically the Agreement for an additional 36-month renewal term. In the event a notice of non-renewal is tendered in accordance with the terms hereof, the Agreement shall continue until the end of the then existing term, unless otherwise terminated as provided herein below.

2.	All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the dates indicated below, the effective date of this First Amendment being the First Amendment Effective Date.

COMPANY:
ATTEST:	MICROS SYSTEMS, INC.

__________________	By: ______________________	(SEAL)
John G. Puente.
Chairman, Compensation and Nominating Committee
[Corporate Seal]
EXECUTIVE:
WITNESS:
__________________	_________________________
PETER ALTABEF